UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 4, 2010

Pre-Paid Legal Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Oklahoma	001-09293	73-1016728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Pre-Paid Way
Ada, Oklahoma	74820
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(580) 436-1234

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On January 4, 2010, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing our membership production and recruiting information for the three months ended December 31, 2010.  A copy of the release is included as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits
The following exhibits are included with the report:

Exhibit No.	Description
99.1	Company Press Release dated January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pre-Paid Legal Services, Inc.
(Registrant)

By: /s/ Randy Harp
Randy Harp
co-CEO, President and Chief Operating Officer
Date: January 4, 2010

For Immediate Release	Company	Steve Williamson
Tuesday, January 4, 2011	Contact:	(580) 436-1234

PRE-PAID LEGAL ANNOUNCES 2010 4th QUARTER & YEAR-END RESULTS

ADA, OK, January 4, 2011 - Pre-Paid Legal Services, Inc. (NYSE: PPD) reported new memberships produced and new sales associates enrolled for the fourth quarter and for the year ended December 31, 2010. During the 4th quarter of 2010, new sales associates enrolled decreased 54.3% to 28,160 from the 61,623 enrolled in the 4th quarter of 2009 and new memberships produced decreased 20.8% to 117,472 during the 2010 quarter compared to 148,248 for the 2009 quarter.

For the year 2010, new sales associates enrolled decreased 25.6% to 138,442 compared to 186,064 enrolled during 2009 while new memberships produced were 502,982, a decrease of 11.5% from 568,095. Our active memberships decreased 4.8% during 2010 from 1,547,585 to 1,473,237. From the 3rd quarter of 2010 to the 4th quarter of 2010, our active memberships decreased by 19,896 memberships.

	Three Months Ended:			Year Ended:
New Memberships:	12/31/2010	9/30/2010	12/31/2009	12/31/2010	12/31/2009
New legal service membership sales	110,105	121,277	139,076	480,814	541,138
New “stand-alone” IDT membership sales	7,367	4,635	9,172	22,168	26,957
Total new membership sales	117,472	125,912	148,248	502,982	568,095
New “add-on” IDT membership sales	60,416	75,027	85,095	287,345	348,607
Average Annual Membership fee	$312.15	$328.17	$316.87	$324.90	$322.77
Active Memberships:
Active legal service memberships at end of period	1,381,428	1,403,848	1,454,661	1,381,428	1,454,661
Active “stand-alone” IDT memberships at end of period (see note below)	91,809	89,285	92,924	91,809	92,924
Total active memberships at end of period	1,473,237	1,493,133	1,547,585	1,473,237	1,547,585
Active “add-on” IDT memberships at end of period (see note below)	668,646	689,409	711,131	668,646	711,131
New Sales Associates:
New sales associates recruited	28,160	36,329	61,623	138,442	186,064
Average enrollment fee paid by new sales associates	$97.33	$65.34	$71.31	$74.57	$87.41
Average Membership fee in force:
Average Annual Membership fee	$302.10	$303.70	$302.51	$302.10	$302.51
Note – reflects 4,031 net transfers from “add-on” status to “stand-alone” status during the 2010 4th quarter

Our total active membership premium in force decreased 4.9% to $445.1 million at December 31, 2010 from $468.2 million at December 31, 2009. The membership persistency rate (defined as the number of memberships in force at the end of a 12 month period as a percentage of the total of memberships in force at the beginning of such period, plus new memberships sold during such period) was 71.8% for 2010.

During the 2010 4th quarter, we retired all outstanding bank debt and accrued interest, leaving us completely debt free. Additionally, we returned $189,000 to shareholders through the repurchase of 3,220 shares of common stock, at an average per share price of $58.62. Since April 1999, we have returned $472.0 million to shareholders through the purchase of 15.4 million shares, average price of $30.67 per share, and $17.1 million in dividends for a combined total of more than $489 million representing more than 100 percent of our net earnings during the same timeframe. We have reduced the number of shares outstanding by approximately 59% from 23.6 million at March 31, 1999 to 9.8 million today.

We anticipate announcing our 2010 fourth quarter and annual earnings on February 21, 2011 after the market closes and hosting a conference call to discuss such earnings on February 23, 2011.

About Us - We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation as well as will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind because of the combination of outside vendors and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

Forward-Looking Statements

Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our founder and Chairman, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we may have compromises of our information security, that during an economic downturn in the economy consumer purchases of discretionary items may be affected which could materially harm our sales, retention rates, profitability and financial condition, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase our employee group membership sales, that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales and that we have repurchased more than half our outstanding shares over the past years. Please refer to pages 16 - 19 of our 2009 Form 10-K and pages 7 and 8 of our September 30, 2010 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.

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